UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2008

BOSTON PROPERTIES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50209	04-3372948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103

(Address of Principal Executive Offices) (Zip Code)

(617) 236-3300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 21, 2008, the Board of Directors (the “Board”) of Boston Properties, Inc. (the “Company”), the sole general partner of Boston Properties Limited Partnership, approved the Second Amended and Restated By-laws of the Company (the “Restated By-laws”), effective immediately. The Restated By-laws revise the Company’s existing By-laws to (1) clarify that electronic transmissions of notices of stockholder meetings and Board meetings, waivers of such notices and unanimous written consents of the Board, and, to the extent determined by the Board, participation by stockholders in stockholders’ meetings via remote communications are permitted (changes reflected in Sections 2.1, 2.4, 3.6 and 3.8(b)), (2) further clarify that, except for proposals properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the advance notice by-law provisions apply to all stockholder proposals and nominations of candidates for election as directors and the procedures set forth in such advance notice by-law provisions shall be the exclusive means for a stockholder to properly bring business before an annual meeting of stockholders (changes reflected in Sections 2.2, 2.9 and 3.7), (3) require stockholders who provide advance notice of proposals or nominations to provide additional information to the Company as part of such notice, including information regarding the stockholder’s beneficial ownership of derivative, swap, hedge, repurchase, short or similar positions with respect to the Company’s securities (changes reflected in Article 1 and Sections 2.2, 2.9 and 3.7), (4) incorporate prior amendments and (5) make certain other technical amendments (changes reflected in Article 1 and Sections 2.4, 2.8, 2.9, 3.3, 3.4, 3.7 and 4.1(a)).

The foregoing descriptions of the changes reflected in the Restated By-laws are qualified in their entirety by reference to the copy of the Restated By-laws included as Exhibit 3.1 to this Form 8-K, which is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Second Amended and Restated By-laws of Boston Properties, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Boston Properties, Inc. filed on October 24, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES LIMITED PARTNERSHIP
By: Boston Properties, Inc., its General Partner

Date: October 24, 2008	By:	/s/ Douglas T. Linde
	Name:	Douglas T. Linde
	Title:	President